FORM OF COMMON STOCK CERTIFICATE

                                  EXHIBIT 4.1

          Number                                              Shares
        /---------/                                         /--------/

                         CASTLE & MORGAN HOLDINGS, Inc.
                    TOTAL AUTHORIZED ISSUE 26,000,000 SHARES
25,000,000 SHARES PAR VALUE: $.0001 EACH      1,000,000 SHARES PAR VALUE: $.0001
        COMMON STOCK                                   PREFERRED STOCK

THIS CERTIFIES THAT ____________________________________________ is the owner of
________________________________________________________________ fullY paid and non-assessable Shares of common stock of Castle & Morgan Holdings, Inc. transferable on the books of the Corporation by the holder in hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

--------------------------                       -----------------------------
                 Secretary                                           President

                         Castle & Morgan Holdings, Inc.

                                   CORPORATE
                                      SEAL
                                     DELAWARE